EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Nos. 333-42434, 333-119564, 333-147683, 333-166523 and 333-187142) on Form S-8; Registration Statements (Nos. 333-97746, 333-212787 and 333-213213) on Form F-3; and Registration Statement (No. 333-192753) on Form F-3ASR of Teekay Corporation (the "Company") of:

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our reports dated April 12, 2017, with respect to the consolidated balance sheets of the Company as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, cash flows and changes in total equity for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016; and

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our report dated April 21, 2015, with respect to the consolidated statement of financial position of Exmar LPG BVBA as at December 31, 2014 and the consolidated statements of income, comprehensive income, equity and cash flows for the year ended December 31, 2014 which reports appear in the December 31, 2016 Annual Report on Form 20-F of Teekay Corporation.

/s/ KPMG LLP
Chartered Professional Accountants
Vancouver, Canada
April 12, 2017